Exhibit 99.1
Contacts:
Anita-Marie Laurie
Maya Pogoda
Sitrick And Company
(310) 788-2850
Champion Enterprises Files for Chapter 11 to Restructure Debt
•	Obtains $40 Million New Credit Facility

•	Operations to Continue During Restructuring Process

•	International Operations Excluded from Filing
TROY, Mich. — November 15, 2009 — Champion Enterprises, Inc. (NYSE: CHB), a leader in factory-built construction, today announced that it and its domestic operating subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Company is taking this action to improve its capital structure and further strengthen its competitive position. The Company’s operations in the United Kingdom and Canada were not included in and will not be impacted by the filing.
In conjunction with the filing, the Company has obtained a $40 million debtor-in-possession (DIP) credit facility from certain of its current lenders that will be available to fund post-petition operating expenses and to ensure that it continues to meet its obligations to employees, customers, and trade partners. A portion of these funds will be available for use outside the U.S. to ensure the continued adequacy of working capital for the Company’s non-U.S. operations.
The Company expects that this restructuring will be accomplished through a court-supervised sale of its operations. The Company chose to pursue a broader sale process in which its lenders and others may participate after opting not to accept a third party offer for the Company. To that end, the Company’s investment banker has already received initial indications of interest from a number of parties expressing a desire to participate in this sale process over the coming weeks.
“Our Company has operated for many years with a significant debt load. As we’ve had to downsize to keep up with the declining markets, this debt has become increasingly burdensome,” said Champion Chairman, President and Chief Executive Officer William C. Griffiths. “Despite our best efforts to reposition the company for diversified growth, the continued challenging economic conditions both here and abroad have negatively impacted our capacity for debt.
“As a result, management and the Board decided that the Chapter 11 process provides us with the most timely and orderly means to restructure our debt obligations and facilitate a sale and recapitalization of the Company so we can be best positioned to capitalize on future opportunities. Filing for Chapter 11 will allow us to maintain our going concern value for the benefit of our stakeholders while we address current market realities.”
Mr. Griffiths noted that in response to the challenging housing market and impaired capital markets, Champion has already successfully implemented a number of initiatives aimed at improving operating performance,
755 West Big Beaver Road, Suite 1000 | Troy, Michigan 48084
(248) 614-8200 | www.championhomes.com

Champion Enterprises Files for Chapter 11 to Restructure Debt

including the reduction of overhead costs, closure or idling of 15 underperforming manufacturing facilities in the U.S. since mid-2006, staff reductions at operating plants to better match current demand levels, increased focus on multi-family, military and commercial sales opportunities and enhancement of single-family home product offerings.
“Our balance sheet is the problem, not our operations. The next step in our reorganization is to restructure our balance sheet and position our company to capitalize on the anticipated recovery in the residential and commercial construction markets,” said Mr. Griffiths.
The Company emphasized that daily operations are expected to continue throughout the restructuring. The Company filed nearly 20 “first-day motions” covering the continuation of employees and business operations, as well as post-petition DIP financing, the continuation of supplier payments, customer warranty programs and retailer rebate programs, and other case administration matters. The Company anticipates that these first-day motions will be heard this week. Pursuant to the relief requested in those motions, homes will be sold, manufactured and delivered as normal and employees will be paid and continue to receive the same benefits as before the filing.
“Despite the current challenges in our core markets, we still believe there are considerable opportunities in the factory-built construction industry in the future,” said Mr. Griffiths. “Addressing our liabilities through the Company’s bankruptcy filing is the last step in a comprehensive restructuring we began some time ago. We fully expect to proceed through this restructuring swiftly and with the strong support of our lenders. Throughout the process we will continue designing and manufacturing high quality products for our retailers, builders and developers.”
The Company filed its voluntary petitions in the U.S. Bankruptcy Court for the District of Delaware in Wilmington.
For further information please contact the Company’s information line at (877) 857-7554 or (248) 614-8390 for international callers, which is staffed live Monday to Friday between 8 am and 6 pm eastern standard time or visit the Company’s restructuring website at www.championrestructures.com.
About Champion
Troy, Michigan-based Champion Enterprises, Inc., a leader in factory-built construction, operates 27 manufacturing facilities in North America and the United Kingdom distributing its products through independent retailers, builders and developers. The Champion family of builders produces manufactured and modular homes, as well as modular buildings for government and commercial applications. For more information, please visit www.championhomes.com.
Forward-looking Statements
This news release contains certain statements, each of which could be construed to be forward-looking statements within the meaning of the Securities Exchange Act of 1934. Actual results may differ materially from anticipated results due to certain risks and uncertainties, including but not limited to: the potential adverse impact of the Chapter 11 Bankruptcy filing on the Company’s business, financial condition or results of operations, including the Company’s ability to maintain contracts, trade credit and other customer and vendor relationships that are critical to its business and the actions and decisions of the Company’s creditors and other third parties with interests in the Company’s Chapter 11 proceedings; the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceedings and to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings and

Champion Enterprises Files for Chapter 11 to Restructure Debt

to consummate all of the transactions contemplated by one or more such plans of reorganization. Additional risks include, among others: the prospect of being delisted from the New York Stork Exchange or other national or regional exchanges; the occurrence of any event, change or other circumstance that could give rise to the termination of any DIP financing plans or support agreements the Company has entered or may enter with its lenders or other entities; general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, the financial condition of the Company’s customers or suppliers; changes in housing demands from the Company’s current estimates; availability of reasonable retailer and consumer financing; the outcome of customer negotiations; the costs, timing and success of restructuring actions; increases in the Company’s warranty or product liability costs; risks associated with conducting business in foreign countries; competitive conditions impacting the Company’s key customers and suppliers. These risk factors are discussed in the Company’s most recently filed Form 10-Q, 10-K and other filings with the Securities and Exchange Commission, in each case under the section entitled “Forward-Looking Statements,” or “Risk Factors.”
These statements reflect the Company’s views with respect to future plans, events and financial performance. The Company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this press release.
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